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                                                                   EXHIBIT 10.10



                              EMPLOYMENT AGREEMENT



         EMPLOYMENT AGREEMENT, dated this 22nd day of January, 1998, between ICARUS International, Inc., a Maryland corporation and ICARUS Corporation, a Maryland Corporation both companies referred to herein collectively as (both companies referred to herein collectively as the "Corporation"), and Herbert G. Blecker (the "Executive").


                                   WITNESSETH

         WHEREAS, the Executive is presently the Chairman of the Board, President and Chief Executive Officer of the Corporation who, in accordance with the policies established by the Board of Directors of the Corporation (the "Board"), develops and oversees the implementation of the goals and objectives of the Corporation (the "Employer"); and

         WHEREAS, the Employer desires to be ensured of the Executive's continued active participation in the business of the Employer; and

         WHEREAS, in consideration of the Executive's agreement that any base salary in excess of amounts actually paid in cash from the years 1981 to the date hereof shall not be paid to the Executive by the Corporation and/or any Subsidiary, and in order to induce the Executive to remain in the employ of the Employer and in consideration of the Executive's agreement to remain in the employ of the Employer pursuant to the terms and conditions hereof, the parties desire to specify the terms and conditions of Executive's continuing employment with the Corporation and to provide certain severance benefits which shall be due the Executive in the event that his employment with the Employer is terminated under specified circumstances;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) AFFILIATES. "Affiliates" of the Corporation, or a person "affiliated" with the Corporation, are any persons or entities which, directly or indirectly, through one or more intermediaries, controls or are controlled by or are under common control with, the persons or entities specified.

         (b) AVERAGE ANNUAL COMPENSATION. The Executive's "Average Annual Compensation" for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employer or any subsidiary thereof during the most recent five taxable years preceding the Date of Termination (or such shorter period

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as the Executive was employed), including Base Salary and bonuses or other compensation under any employee benefit plans of the Employer.

         (c) BASE SALARY. "Base Salary" shall have the meaning set forth in Section 3(a) hereof.

         (d) CAUSE. Termination of the Executive's employment for "Cause" shall mean termination because of willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Employer. Cause shall be determined in good faith by the affirmative vote of a majority of the whole Board of Directors (excluding the Executive) after the Executive has been provided the opportunity to make a presentation to the Board which presentation to the Board may be with counsel.

         (e) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Corporation is registered under Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Executive or the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) during any period of twenty four consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (f) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (g) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause, Disability or for Retirement, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.
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         (h)     DISABILITY.  Termination by the Employer of the Executive's
employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employer or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (i) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive following a Change in Control of the Corporation based on:

                 (i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of Chairman of the Board, President and Chief Executive Officer of the Employer or a material adverse change made by the Employer in the Executive's functions, duties or responsibilities as Chairman of the Board, President and Chief Executive Officer of the Employer;

                 (ii) Without the Executive's express written consent, a material reduction by the Employer in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by Section 3(b) hereof, a material reduction in the package of fringe benefits provided to the Executive, taken as a whole;

                 (iii) Without the Executive's express written consent, the Employer requires the Executive to work in an office which is more than 30 miles from the location of the Employer's current principal executive office, except for required travel on business of the Employer to an extent substantially consistent with the Executive's business travel obligations prior to the Change in Control;

                 (iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (k) below; or

                 (v) The failure by the Employer to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 13 hereof.

         (j)     IRS.  IRS shall mean the Internal Revenue Service.
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         (k)     NOTICE OF TERMINATION.  Any purported termination of the
Executive's employment by the Employer for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by a written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon,
(ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of Executive's employment for Cause for which the Date of Termination may be the date of the notice; and (iv) is given in the manner specified in Section 10 hereof.

         (l) RETIREMENT. "Retirement" shall mean voluntary termination by the Executive in accordance with the Employer's retirement policies, including early retirement, generally applicable to the Employer's salaried employees.

         (m) SUBSIDIARY. "Subsidiary" shall mean any subsidiary of the Corporation.

         2.      TERM OF EMPLOYMENT.

         (a) The Employer hereby employs the Executive as Chairman of the Board, President and Chief Executive Officer, and Executive hereby accepts said employment and agrees to render such services to the Employer, on the terms and conditions set forth in this Agreement. Unless extended as provided in this
Section 2, this Agreement shall terminate five (5) years after the date first above written; provided, however, this Agreement shall be automatically renewed on its anniversary date ("Annual Renewal Date") each year for one (1) additional year so that this Agreement shall continue in effect for a period ending five (5) years from each Annual Renewal Date unless either party shall give written notice of non-renewal, in accordance with Section 14 hereof to the other party at least thirty (30) days prior to an Annual Renewal Date, in which event this Agreement shall continue in effect for a term ending on the fifth consecutive Annual Renewal Date immediately following such notice. Reference herein to the term of this Agreement shall refer both to the initial term and any successive term as the context requires.

         (b) During the term of this Agreement, the Executive shall perform such executive services for the Employer as is consistent with his title of President and Chief Executive Officer and as directed, from time to time, by the Board of Directors, including but not limited to, the supervision of the Corporation's day-to-day operations. The Executive shall devote his full time, attention and energies to the business of the Corporation and shall not, during the term hereof (as defined in Section 2(a)), be employed or involved in any other
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business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, except for (i) volunteer services for or on behalf of such religious, educational, non-profit and/or other eleemosynary organization as Executive may wish to serve, (ii) service as a director of as many as three (3) for-profit business activities, and (iii) such other activities as may be specifically approved by the Board of Directors (without the Executive's participation or vote). This restriction shall not, however, preclude the Executive from employment in any capacity with affiliates of the Corporation, nor shall any remuneration from such affiliates be considered in calculating the Base Salary (as defined in Section 3(a)) due to Executive hereunder.

         3.      COMPENSATION AND BENEFITS.

         (a) For services rendered hereunder by the Executive, the Employer shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of two hundred fifty thousand dollars ($250,000.00) per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Employer. In addition to his Base Salary, the Executive shall receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Employer. In addition to any bonus paid or should the Board of Directors not provide any bonus to Executive for any year, the Executive's
Base Salary shall automatically be increased by the amount of the prior year's increase in the "Consumer Price Index for all Urban Consumers (1982-84=100), Washington, D.C. Area, All Items," as published by the United States Department of Labor, Bureau of Labor Statistics (the "CPI"). With respect to prior years, the Executive hereby agrees that the Corporation shall not be required to pay to him any "basic annual compensation" (i.e., salary) in excess of amounts actually paid in cash from the year 1981 to the date hereof.

         (b) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, the 401(k) plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employer, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Employer. The Employer shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employer and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Employer. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the base salary payable to Executive pursuant to Section 3(a) hereof.
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         (c)     During the term of this Agreement, Executive shall be entitled to four (4) weeks (20 working days) paid vacation in each calendar year to be taken and determined in accordance with the vacation policies and procedures as established from time to time by the Board of Directors of the Employer. Executive shall also be entitled to all paid holidays to which similarly situated executives and key management employees of the Corporation are entitled. The Executive shall be entitled to paid leave due to physical illness in each calendar year to be taken and determined in accordance with the policies and procedures as established from time to time by the Board of Directors. Executive shall not be entitled to receive any additional compensation from the Employer for failure to take a vacation, or failure to use "sick days," nor shall Executive be able to accumulate unused vacation or "sick" time from one year to the next, except to the extent authorized by the Board of Directors of the Employer.

         (d) The Corporation shall provide the Executive with secretarial and support staff and furnished offices and conference facilities in Rockville, Maryland, and in such other location, if any, in which the Executive hereafter agrees to perform services on behalf of the Corporation, all of which shall be consistent with the Executive's duties as the Chairman of the Board, President and Chief Executive Officer of the Corporation and sufficient for the efficient performance of those duties. Nothing in this Agreement shall be construed to require the Executive to perform or discharge his duties to the Corporation at any office or location outside of Rockville, Maryland.

         4. EXPENSES. The Employer shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Employer, including, but not by way of limitation, traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Employer. The Employer shall furnish to the Executive a new leased automobile comparable in class and style to Executive's current vehicle every three (3) years and shall pay for all gas, oil, repairs, maintenance, insurance and other related costs of such vehicle's operation. If such expenses are paid in the first instance by Executive, the Employer shall reimburse the Executive therefor.

         5.      TERMINATION.

         (a) The Employer shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.
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         (b)     In the event that (i) Executive's employment is terminated by the Employer for Cause or (ii) Executive terminates his employment hereunder other than for Good Reason, Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

         (c) In the event that (i) Executive's employment is terminated by the Employer for other than Cause, including termination due to Disability, Retirement or the Executive's death, or (ii) such employment is terminated by the Executive due to a material breach of this Agreement by the Employer, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Employer, then the Employer shall, subject to the provisions of Section 6 hereof, if applicable,

                 (A)      Pay to the Executive, in a lump sum or in thirty-six
(36) equal monthly installments (at the Executive's option) beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to three (3) times the Executive's Average Annual Compensation, and

                 (B) Maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of the Employer), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (B) is barred or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

         (d) In the event that Executive's employment is terminated by the Executive for Good Reason subsequent to Change in Control, then the Employer shall:

                 (A) Pay to the Executive, in a lump sum payable within five business days following the Date of Termination, a cash severance amount equal to five (5) times the Executive's Average Annual Compensation, and
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                 (B)      Maintain and provide for a period ending at the
earlier of (i) the expiration of the remaining term of employment pursuant hereof prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of Employer), provided that in the event the Executive's participation in any plan, program or arrangement is discontinued or the benefit thereunder are materially reduced, the Employer shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

         6.      ADDITIONAL BENEFITS UNDER CERTAIN CIRCUMSTANCES.

         (a) If the Executive becomes liable, in any taxable year, for the repayment of an excise tax under Section 4999 of the Code on account of any payments to the Executive pursuant to Section 5, and the Employer chooses not to contest the liability or has exhausted all administrative and judicial appeals contesting the liability, the Employer shall pay the Executive (i) an amount equal to the excise tax for which the Executive is liable under Section 4999 of the Code, (ii) the federal, state, and local income taxes, and interest if any, for which the Executive is liable on account of the payments pursuant to item (i), and (ii) any additional excise tax under Section 4999 of the Code and any federal, state and local income taxes for which the Executive is liable on account of payments made pursuant to items (i) and (ii).

         (b) This Section 6(b) applies if the amount of payments to the Executive under Section 6(a) has not been determined with finality by the exhaustion of administrative and judicial appeals. In such circumstances, the Employer and the Executive shall, as soon as
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practicable after the event or series of events have occurred giving rise to the imposition of the excise tax, cooperate in determining the amount of the Executive's excise tax liability for purposes of paying the estimated tax. The Executive shall thereafter furnish to the Employer or its successors a copy of each tax return which reflects a liability for an excise tax under Section 4999 of the Code at least thirty (30) days before the date on which such return is required to be filed with the IRS. The liability reflected on such return shall be dispositive for the purposes hereof unless, within twenty (20) days after such notice is given, the Employer furnishes the Executive with a letter of the auditors or tax advisor selected by the Employer indicating a different liability or that the matter is not free from doubt under the applicable laws and regulations and that the Executive may, in such auditor's or advisor's opinion, cogently take a different position, which shall be set forth in the letter with respect to the payments in question. Such letter shall be addressed to the Executive and state that he is entitled to rely thereon. If the Employer furnishes such a letter to the Executive, the position reflected in such letter shall be dispositive for purposes of this Agreement, except as provided in Section 6(c) below.

         (c) Notwithstanding anything in this Agreement to the contrary, if the Executive's liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to be less than the amount paid by the Employer pursuant to Section 6(a), the Executive shall repay the Employer at the time that the amount of such excise tax liability is finally determined, the portion of such income and excise tax payments attributable to the reduction (plus interest on the amount of such repayment at the rate provided on Section 1274(b)(2)(B) of the Code) and if the Executive's liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to exceed the amount paid by the Employer pursuant to Section 6(a), the Employer shall make an additional payment of income and excise taxes in the amount of such excess, as well as the amount of any penalty and interest assessed with respect thereto at the time that the amount of such excess and any penalty and interest is finally determined.

         7.      MITIGATION; EXCLUSIVITY OF BENEFITS.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employer pursuant to employee benefit plans of the Employer or otherwise.
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         8.      WITHHOLDING.  All payments required to be made by the Employer hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

         9.      NON-SOLICITATION OF CUSTOMERS AND EMPLOYEES.

         (a) The Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Corporation and accordingly agrees that, during the term of this Agreement and, in consideration of the receipt of any payment pursuant to this Agreement, for a period of two years following the date of termination of the Executive's employment under this Agreement, unless otherwise agreed to in writing by the Corporation, the Executive shall not, either directly or indirectly, in any manner or capacity, whether as principal, agent, partner, officer, director, employee, joint venturer, salesman, or corporate shareholder or otherwise for the benefit of any Person (as defined below), (i) render services to, or solicit the rendering of services to, any Person in competition with the business of the Corporation, which then is, or at any time during a period of one year prior to the termination of the Executive's employment under this Agreement (the "Termination Date"), was a Customer (as defined below) of the Corporation, or (ii) solicit the rendering of services to any Person of any kind whatsoever which is then or has been at any time during a period of one year prior to the Termination Date a Customer, employee, salesperson, agent or representative of the Corporation in any manner which interferes or might interfere with the relationship of the Corporation with such Person, or in an effort to obtain such Person as a customer, supplier, employee, salesperson, agent or representative of any business in competition with the Corporation, or (iii) for a period of two years following the Termination Date, hire or participate in the hiring by any Person of an employee of the Corporation. In order to assure strict compliance with the foregoing, and in recognition of the compensation to be paid by Employer to Executive on the termination of this Agreement, Executive grants to Employer the sole and absolute right to determine whether any employment or services anticipated to be undertaken by Executive during said period of time as outlined above, is or may be in violation of the foregoing provisions and Executive agrees to notify Employer, in writing, fourteen (14) days prior to undertaking any employment or services within the said time period, regardless of the nature thereof, of the name and address of any such intended employer, proposed job title, proposed job description and salary, and the business of the prospective employer. If, within such fourteen (14) day period, Employer shall object on reasonable grounds to such anticipated employment in writing to Executive, Executive agrees not to accept the same or in any manner directly or indirectly render services to any such prospective employer.

         "Person" means any individual, trust, partnership, corporation, limited liability company, association, or other legal entity.
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         "Customer" means any Person with which the Corporation or any subsidiary is currently engaged to provide goods or services, has been engaged to provide goods or services within twelve (12) months prior to the Termination Date, or actively marketed, discussed a project with, negotiated with, provided a bid to or otherwise communicated with in an effort to obtain an engagement to provide goods or services sold by the Corporation or any subsidiary within twelve (12) months prior to the Termination Date.

         (b) It is expressly understood and agreed that although the Executive and the Corporation consider the restrictions contained in Section 9(a) of this Agreement reasonable for the purpose of preserving for the Corporation its good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 9(a) of this Agreement is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of Section 9(a) of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

         10. DISCLOSURE OF CONFIDENTIAL INFORMATION. The Executive acknowledges that the Corporation's trade secrets, as they may exist from time to time, and confidential information concerning its products, programs, technical information, procurement and sales activities and procedures, identity of customers and potential customers, business plans, promotion and pricing techniques, and credit and financial data concerning customers are valuable, special and unique assets of the Corporation. In light of the highly competitive nature of the industry in which the Corporation's business is conducted, the Executive agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by the Executive shall be considered confidential information. Executive agrees that he will not disclose any or such secrets, processes or information to any Person or other entity for any reason or purpose whatsoever, except as necessary in the performance of his duties as an employee of or consultant to the Corporation and then only upon a written confidentiality agreement in such form and content as requested by the Corporation from time to time, nor shall the Executive make use of any such secrets, processes or information (other than information in the public domain) for his own purposes or for the benefit of himself, any Person or other entity (except the Company and its subsidiaries) under any circumstances. The provisions contained in this Section 10 shall also apply to information obtained by the Executive with respect to any future subsidiary of the Corporation.

         11. BUSINESS INFORMATION. Upon the termination of his employment with the Corporation, Executive (or, as appropriate, his personal representatives) shall deliver to the Corporation (without retaining copies of the same), all plans, source codes, designs, customer lists, correspondence, records, documents, accounts and papers of any description
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and any other property of the Corporation within the possession or under the control of Executive (or, as appropriate, his personal representatives) and relating to the affairs and business of the Corporation, whether drafted, created or compiled by Executive or received by Executive from other individuals or entities (whether employees of or affiliated with the Corporation).

         12. REMEDIES. The Executive acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 9, Section 10 or Section 11 of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Executive of any of the provisions of Section 9,
Section 10 or Section 11 of this Agreement, it is agreed that, in addition to any remedy at law, the Corporation shall be entitled to without posting any bond, and the Executive agrees not to oppose the Corporation's request in the nature of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable relief or remedy which may then be available, provided, however, nothing herein shall be deemed to relieve the Corporation of its burden to prove grounds warranting such relief nor preclude the Executive from contesting such grounds or facts in support thereof.
Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available to it for such breach or threatened breach.

         13. ASSIGNABILITY. The Employer shall assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Employer may hereafter merge or consolidate or to which the Employer may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         14. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Employer:         Board of Directors
                                  ICARUS International, Inc.
                                  One Central Plaza
                                  11300 Rockville Pike
                                  Rockville, Maryland  20852

Blecker Employment Agreement
Page 13



         With copies to:          Lawrence H. Fischer, Esq.
                                  Deckelbaum Ogens & Fischer
                                  1140 Connecticut Avenue, N.W.
                                  Suite 703
                                  Washington, DC 20036

                                           and

                                  Jeffrey A. Koeppel, Esq.
                                  Elias, Matz, Tiernan & Herrick L.L.P.
                                  734 15th Street, N.W.
                                  Washington, D.C. 20005

         To the Executive:        Herbert G. Blecker
                                  10129 Sorrel Avenue
                                  Potomac, Maryland  20854

         15. AMENDMENT; WAIVER. This Agreement supersedes and replaces the Contract of Employment by and between the Executive and the Employer dated August 1, 1981, which shall be, upon the execution of this Agreement, terminated, null and void as of the date hereof. This Agreement represents the entire agreement of the parties relating to subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employer to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         16. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland.

         17. NATURE OF OBLIGATIONS. The obligations of the Employer hereunder are unsecured and the Executive represents a general creditor of the Corporation for compensation which may be due and owing. Nothing contained herein shall create or require the Employer to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

Blecker Employment Agreement
Page 14



         18. INTERPRETATION AND HEADINGS. This Agreement shall be interpreted in order to achieve the purposes for which it was entered into. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. With respect to Section 9 of this Agreement, in the event any court of competent jurisdiction determines that such provisions are unreasonable or contrary to law with respect to their time or geographic restriction, or both, the parties hereto authorize such court to substitute restrictions as it deems appropriate without invalidating such paragraph or this Agreement.

         20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


Attest:                                       ICARUS INTERNATIONAL, INC.

/s/                                           By: /s/
--------------------------                       -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                      --------------------------

                                              ICARUS CORPORATION

                                              By: /s/
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                              EXECUTIVE

                                              By: /s/
                                                 -------------------------------
                                                      Herbert G. Blecker